FOR IMMEDIATE RELEASE

Papa Murphy’s Holdings, Inc. Announces Second Quarter 2014 Financial Results

Vancouver, WA, August 13, 2014 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its second quarter ended June 30, 2014.

Key highlights for the second quarter of 2014 compared to the second quarter of 2013 include:

•
Total revenues increased 14.2% to $21.8 million in the quarter from $19.1 million. Total revenues in the second quarter of 2014 included $126,000 related to the re-sale of point of sale licenses to franchisees at cost.

•	Domestic comparable store sales increased 1.5%, including an increase of 5.7% for domestic company-owned stores and 1.2% for domestic franchise stores.

•	Net loss was $1.6 million compared to a net loss of $6,000.

•	Pro forma net income(1) increased 175% to $1.1 million, or $0.07 per diluted share from $0.4 million, or $0.02 per diluted share.

•	Adjusted EBITDA(1) was $5.7 million compared to $5.8 million.

•	20 new Papa Murphy’s stores opened system-wide, including 18 domestic franchise openings.
______________________
(1) Pro forma net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and pro forma net income to GAAP net income and discussions of why we consider Adjusted EBITDA and pro forma net income to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

“We’re pleased to have delivered another solid quarter of results for our second quarter, which included our 14th consecutive quarter of comparable store sales growth, despite the challenge of lapping last year’s 3.6% comp sales increase driven by the highly successful $5 FAVES product offering. The Papa Murphy’s brand, and our fresh, high-quality products continue to resonate with our customers as demonstrated by the consistency with which we continue to be rated their pizza chain of choice,” stated Ken Calwell, President and Chief Executive Officer of Papa Murphy’s Holdings, Inc. “Looking ahead, we remain confident in our ability to maintain our operating momentum. We continue to have a number of initiatives in place, combined with a solid new product pipeline that we believe will continue to drive sales growth and enhance the operational productivity of our system. Our development plan, which includes the addition of at least 105 new franchised locations in 2014, remains on track and we have tremendous white space potential to grow our store base.”

Key Operating Metrics

	Three Months Ended
	June 30, 2014	July 1, 2013
Domestic comparable store sales growth
Franchised stores	1.2%	3.6%
Company-owned stores	5.7%	5.0%
System-wide	1.5%	3.6%

System-wide sales ($'s in 000s)	$200,718	$190,743

Adjusted EBITDA ($'s in 000s)	$5,687	$5,809

Store Count
Franchised	1,368	1,298
Company-owned	68	67
System-wide	1,436	1,365

We evaluate the performance of our business using a variety of operating and performance metrics. Below is a description of our key operating metrics:

Average Weekly Sales consists of the average weekly sales of domestic franchised and company-owned stores over a specified period of time and is calculated by dividing the total net sales of our domestic system-wide stores for the relevant time period by the number of weeks these same stores were open in the time period.

Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the second quarter of 2014 and 2013, there were 1,309 and 1,257 domestic comparable stores, respectively.

System-wide Sales include net sales by all of our system-wide stores.

Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items including non-cash charges, income and expenses that we consider not indicative of ongoing operations and certain other adjustments. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, see the financial tables accompanying this release.

2014 Financial Outlook

Based on current information, Papa Murphy’s Holdings, Inc. is providing the following guidance for fiscal year 2014, which ends on December 29, 2014:

•	At least 105 new domestic franchise store openings

•	Domestic comparable store sales growth of at least 2.0%

•	Total system-wide sales of at least $830 million

Conference Call

Papa Murphy’s Holdings, Inc. will host a conference call to discuss the second quarter financial results on Wednesday, August 13, 2014 at 5:00 p.m. Eastern Time.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13586773. The replay will be available until Wednesday, August 20, 2014. The conference call will also be webcast live from the Company's corporate website at investors.papamurphys.com, under the "Events & Presentations" page. An archive of the webcast will be available at this location shortly after the call has concluded.

About Papa Murphy’s
Papa Murphy's is a franchisor and operator of the largest Take 'N' Bake pizza chain in the United States, selling uncooked pizzas that customers bake at home. The Company was founded in 1981 and currently operates over 1,400 franchised and company-owned fresh pizza stores in 38 states, Canada and United Arab Emirates. Papa Murphy's core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the Company offers a growing menu of grab 'n' go items, including salads, sides and desserts.

Forward-looking Statements
Certain statements contained in this news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "guidance," "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s Registration Statement on Form S-1, as amended, (File No: 333-194488) as supplemented by the risk factors included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 (each of which can be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.

Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of Adjusted EBITDA and pro forma net income. Adjusted EBITDA and pro forma net income are not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to both Adjusted EBITDA and pro forma net income). The Company’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the Company because Adjusted EBITDA reflects the additions and eliminations of certain income statement items that management does not consider indicative of ongoing operating results. Management believes that pro forma net income is also helpful as an indicator of the current financial performance of the Company because it adjusts net income to reflect the Company’s performance as if the Company’s initial public offering, and subsequent repayment of a portion of its long-term debt, had occurred at the beginning of the period. We have provided reconciliations of Adjusted EBITDA and pro forma net income to GAAP net income in the financial tables accompanying this release.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands of dollars, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2014	July 1, 2013
REVENUES
Franchise royalties	$9,315	$8,970
Franchise and development fees	862	823
Company-owned store sales	11,477	9,297
Lease and other	192	32
Total revenues	21,846	19,122

COSTS AND EXPENSES
Store operating costs (exclusive of depreciation and amortization shown separately below):
Cost of food and packaging	4,499	3,544
Compensation and benefits	2,905	2,658
Advertising	1,122	962
Occupancy	674	583
Other store operating costs	1,007	917

Selling, general, and administrative	8,824	5,513
Depreciation and amortization	1,967	1,743
Loss on disposal or impairment of property and equipment	36	37
Total costs and expenses	21,034	15,957

OPERATING INCOME	812	3,165

Interest expense	2,316	2,498
Interest income	(19)	(22)
Loss on early retirement of debt	1,191	—
Other expense, net	43	9
LOSS BEFORE INCOME TAXES	(2,719)	680

(Benefit from) provision for income taxes	(1,112)	686
NET LOSS	(1,607)	(6)

Net loss attributable to noncontrolling interests	—	—
NET LOSS ATTRIBUTABLE TO PAPA MURPHY'S	(1,607)	(6)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment (loss) gain	—	—
TOTAL COMPREHENSIVE LOSS	$(1,607)	$(6)

Loss per share of common stock
Basic	$(0.19)	$(0.42)
Diluted	$(0.19)	$(0.42)
Weighted average common stock outstanding
Basic	11,375,211	3,831,513
Diluted	11,375,211	3,831,513

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(Unaudited)

	June 30, 2014	December 30, 2013
Cash and cash equivalents	$4,009	$3,705
Total current assets	16,206	16,377
Total assets	261,234	264,502
Total current liabilities	13,467	17,965
Long-term debt, net of current portion	115,083	168,330
Total Papa Murphy’s Holdings Inc. shareholders’ equity	89,066	33,925

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	June 30, 2014	July 1, 2013
Net loss as reported	$(1,607)	$(6)
Depreciation and amortization	1,967	1,743
Provision (benefit) from income taxes	(1,112)	686
Interest expense, net	2,297	2,476
EBITDA	1,545	4,899
Loss on disposal or impairment of property and equipment (a)	36	37
Management transition and restructuring costs (b)	—	488
Expenses not indicative of future operations (c)	278	—
Management fees and related expenses (d)	1,543	152
Transaction costs (e)	60	2
New store pre-opening expenses (f)	1	—
Non-cash expenses and non-income based state taxes (g)	1,033	231
(Gain)/Loss on early retirement of debt (h)	1,191	—
Adjusted EBITDA	$5,687	$5,809

Adjusted EBITDA margin (1)	26.0%	30.4%
(1) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.
(a) Represents non-cash losses resulting from disposal or impairment of property and equipment, including divested company stores.
(b) Represents non-recurring management transition and restructuring costs, consisting of recruitment, relocation and other costs in connection with recruiting a new chief financial officer.
(c) Represents non-recurring advisory expenses.
(d) Represents the elimination of management fees and related costs paid to the Sponsor for advisory services provided pursuant to an advisory services and monitoring agreement and the termination fee as part of the IPO.
(e) Represents transaction costs relating to acquisitions and divestitures.
(f) Represents expenses directly associated with the opening of new stores and incurred prior to the opening of new stores, including wages, benefits, travel for the training of opening teams and other store operating costs.
(g) Represents (i) non-cash expenses related to equity-based compensation; (ii) non-cash expenses related to the difference between GAAP and cash rent expense; (iii) non-cash expenses related to the fair valuation of certain common stock and Series A Preferred Stock subject to put options; and (iv) state revenue taxes levied in lieu of an income tax.
(h) Represents the elimination of the loss on early retirement of debt related to the write-off of deferred financing costs upon the $55.5 million partial prepayment of long-term debt with IPO proceeds and available cash on hand.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Pro Forma Net Income

	Three Months Ended
	June 30, 2014	July 1, 2013
Net loss as reported	$(1,607)	$(6)
Management fees and expenses (1)	1,543	152
Loss on early retirement of debt (2)	1,191	—
Reduction in interest expense based on reduced debt balance (3)	558	889
Expenses not indicative of future operations (4)	1,252	—
Incremental public costs (5)	(189)	(466)
Income tax expense on adjustments (6)	(1,633)	(215)
Pro forma net income	$1,114	$353

Net income per share - pro forma:
Basic - pro forma	$0.07	$0.02
Diluted - pro forma	$0.07	$0.02

Weighted-average shares outstanding - pro forma:
Basic - pro forma (7)	16,557,300	16,576,671
Diluted - pro forma (7)	16,723,373	16,853,430
(1) Represents the elimination of management fees and related costs paid to the Sponsor for advisory services provided pursuant to an advisory services and monitoring agreement and the termination fee as part of the IPO.
(2)  Represents the elimination of the loss on early retirement of debt related to the write-off of deferred financing costs upon the $55.5 million partial prepayment of long-term debt with IPO proceeds and available cash on hand.
(3) Represents the lower interest expense assuming the $55.5 million partial repayment of long-term debt from the net proceeds of our IPO occurred as of the beginning of fiscal year 2013. This interest expense calculation also assumes a drop in the current year interest rate from 6.75% to 5.5% due to the reduction in our total leverage ratio to below 4.25x Adjusted EBITDA as defined in our credit facility. The interest adjustment also includes a reduction to the amortization of deferred financing costs consistent with the write-off of deferred financing costs described in adjustment 2 above, which occurred during the quarter but is assumed to have occurred at the beginning of fiscal 2013.
(4) Reflects the elimination of stock compensation charges incurred related to fully-vested make-whole options granted to management concurrently with the IPO.
(5) Reflects an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company in addition to actual amounts incurred (pro-rated for the pre-IPO period).
(6) Reflects the tax expense associated with the adjustments in 1 through 5 above at the normalized tax rate of 37.5%, which reflects our estimated long-term effective tax rate.
(7) Reflects the impact of (i) a conversion of our preferred shares to common stock, (ii) a 1 to 2.2630 common stock split, and (iii) the issuance of 5,833,333 shares of common stock upon the IPO.

Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
877-747-7272

Media Contact:
Jessica Liddell, ICR
jessica.liddell@icrinc.com
203-682-8208